UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2026

ATLANTA BRAVES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41746	92-1284827
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

755 Battery Avenue SE

Atlanta, Georgia 30339

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (404) 614-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Common Stock	BATRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Atlanta Braves Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders on May 20, 2026 (the “2026 Annual Meeting”). Record holders of the Company’s Series A common stock (“BATRA”) and Series B common stock (“BATRB”), par value $0.01 per share at the close of business on March 27, 2026, the record date for the 2026 Annual Meeting, were entitled to vote on each of the proposals considered at the 2026 Annual Meeting. The final results for each of the matters submitted to a vote of the Company’s stockholders at the 2026 Annual Meeting are as follows:

Proposal 1: The Company’s stockholders elected the Class III nominee named in the Company’s 2026 Proxy Statement to serve a three-year term expiring at the Company’s 2029 Annual Meeting of Stockholders. The voting results are set forth below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Wonya Y. Lucas	14,988,803	1,217,686	2,525,465

Proposal 2: The Company’s stockholders ratified the appointment of KPMG to serve as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2026. The voting results are set forth below.

Votes For	Votes Against	Abstained
18,568,107	155,284	8,563

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026

ATLANTA BRAVES HOLDINGS, INC.

By:	/s/ Greg Heller
Name: Greg Heller
Title: Executive Vice President, Chief Legal Officer

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